Exhibit 4.23

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 19, 2005, among PNK (ES), LLC, a Delaware limited liability company and PNK (ST. LOUIS RE), LLC, a Delaware limited liability company, (each the “Guarantying Subsidiary” and collectively, the “Guarantying Subsidiaries”), each a subsidiary of Pinnacle Entertainment, Inc. , a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Trust Company, N.A., a national banking corporation and a successor to The Bank of New York, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of March 15, 2004, and as amended as of December 3, 2004, providing for the issuance of 8 1/4% Senior Subordinated Notes due 2012 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guarantying Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantying Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guaranty”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guarantying Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTY. Each Guarantying Subsidiary hereby agrees to provide an unconditional Guaranty on the terms and subject to the conditions set forth in the Guaranty and in the Indenture including but not limited to Article 11 thereof.

4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guarantying Subsidiaries, as such, shall have any liability for any obligations of the Company or any of the Guarantying Subsidiaries under the Notes, any Guaranties, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantying Subsidiaries and the Company.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

PNK (ES), LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Stephen H. Capp

	Name:	Stephen H. Capp
	Title:	Executive Vice President and
Chief Financial Officer

PNK (ST. LOUIS RE), LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

By:	/s/ Stephen H. Capp

Name:	Stephen H. Capp
Title:	Executive Vice President and
Chief Financial Officer

PINNACLE ENTERTAINMENT, INC.

By:	/s/ Stephen H. Capp

Name:	Stephen H. Capp

Title:	Executive Vice President and

Chief Financial Officer

BILOXI CASINO CORP.,
a Mississippi corporation

CASINO MAGIC CORP.,
a Minnesota corporation

CASINO ONE CORPORATION,
a Mississippi corporation

HP/COMPTON, INC.,
a California corporation

PNK (BOSSIER CITY), INC.,
a Louisiana corporation

By:	/s/ Stephen H. Capp
Name:	Stephen H. Capp
Title:	Treasurer or Chief Financial Officer

BELTERRA RESORT INDIANA, LLC,
a Nevada limited liability company

By:	Pinnacle Entertainment, Inc,
its Sole Member

By:	/s/ Stephen H. Capp

Name:	Stephen H. Capp
Title:	Executive Vice President and
Chief Financial Officer

BOOMTOWN, LLC,
a Delaware limited liability company

By:	Pinnacle Entertainment, Inc,
its Sole Member

By:	/s/ Stephen H. Capp

	Name:	Stephen H. Capp
	Title:	Executive Vice President and
Chief Financial Officer

CRYSTAL PARK HOTEL AND CASINO
DEVELOPMENT COMPANY, LLC,
a California limited liability company

By:	HP/Compton, Inc.,
its Sole Member and Manager

By:	/s/ Stephen H. Capp

	Name:	Stephen H. Capp
	Title:	Chief Financial Officer

PNK (LAKE CHARLES), L.L.C.,
a Louisiana limited liability company

By:	Pinnacle Entertainment, Inc.,
its Sole Member and Manager

By:	/s/ Stephen H. Capp

Name:	Stephen H. Capp
Title:	Executive Vice President and
Chief Financial Officer

PNK (RENO), LLC,
a Nevada limited liability company

By:	Pinnacle Entertainment, Inc,
its sole member

	By:	/s/ Stephen H. Capp

	Name:	Stephen H. Capp
	Title:	Executive Vice President and
Chief Financial Officer

LOUISIANA-I GAMING,
a Louisiana partnership in Commendam

By:	Boomtown, LLC,
a Delaware limited liability company,
its General Partner

By:	Pinnacle Entertainment, Inc.
its Sole Member

	By:	/s/ Stephen H. Capp

	Name:	Stephen H. Capp
	Title:	Executive Vice President and
Chief Financial Officer

THE BANK OF NEW YORK TRUST COMPANY, N.A.
as Trustee

By:	/s/ Melonee Young

Name:	Melonee Young
Title:	Vice President